Exhibit 99

Press Release

Contact:	Claire M. Gulmi
Executive Vice President and
Chief Financial Officer
(615) 665-1283

AMSURG CORP. to Broadcast 2012 FOURTH QUarter Conference

Call Live on the Internet

NASHVILLE, Tenn. (Jan. 28, 2013) – AmSurg Corp. (Nasdaq: AMSG) today announced it will provide an on-line Web simulcast and rebroadcast of its 2012 fourth-quarter and year-end earnings release conference call.  The live broadcast of AmSurg Corp.’s quarterly conference call will be available on-line by going to http://www.amsurg.com and clicking on the link to Investor Relations, or at http://www.earnings.com.  This quarter the call has been scheduled 30 minutes earlier than normal due to a schedule conflict and will begin at 4:30 p.m. Eastern Time on Monday, February 25, 2013. As usual, the fourth-quarter news release will be issued at 4:00 p.m. Eastern Time.  The on-line replay will follow shortly after the call and continue for 30 days.

AmSurg Corp. acquires, develops and operates ambulatory surgery centers in partnership with physician practice groups throughout the United States.  At September 30, 2012, AmSurg owned and operated 229 centers.

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